UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 21, 2016

EMS FIND, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174759	30-0934969
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
73 Buck Road, Suite 2, Huntingdon Valley, PA		19006
(Address of principal executive offices)		(Zip Code)

267-538-4369
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(   )  Written communications pursuant to Rule 425 under the Securities Act (17CRF 230.425)

(   )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

(   )  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

(   )  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on July 21 and July 25, 2016, the Company issued two convertible notes, each in the principal amount of $33,000, bearing interest at the rate of 10% per annum (each a “Convertible Note” and collectively, the “Convertible Notes”) to Old Main Capital, LLC and River North Equity, LLC, respectively (each a “Holder” and collectively, the “Holders”).  Each of the Convertible Notes issuable under the Purchase Agreement provides for a 10% OID, such that the purchase price for each Convertible Note is $26,250, and at each closing the Holder is entitled to be paid $4,000 for legal and other expenses. Each Convertible Note provides the Holder the right to convert the outstanding balance (including accrued and unpaid interest) of such Convertible Note into shares of the Company’s common stock at a price ("Conversion Price") for each share of common stock equal to the lower of a) 65% of the lowest traded price for the twenty (20) consecutive Trading Days immediately preceding the applicable Conversion Date, or b) the Closing Bid price on the Original Issue Date.  The Convertible Notes are payable, along with interest thereon, on July 21 and 25, 2017 respectively.

In the event any principal or interest is not timely paid or another Event of Default, a Convertible Note is immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), and interest shall accrue at a default interest rate of 16% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law.   The Holder is prohibited from converting the Convertible Note into shares of the Company’s common stock to the extent that such conversion would result in the Holder beneficially owning more than 9.99% of the Company’s common stock.

During the first six months in which a Convertible Note is outstanding, the Company may redeem the Convertible Note as follows:  (i) if the redemption is within the first 90 days, then for an amount equal to 130% of the unpaid principal amount of the Convertible Note along with any interest that has accrued during that period, and (ii) after the  91st day, but prior to the 180th, then for an amount equal to 150% of the unpaid principal amount of the Convertible Note along with any accrued interest. After 180 days have elapsed from the issuance date the Company has no right to prepay the Convertible Note.

The Convertible Notes provide for customary events of default such as failing to timely make payments under the Convertible Note when due, unsatisfied judgments against the Company, bankruptcy or uncured insolvency events, failure to issue conversion shares in a timely manner and the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable. Upon the occurrence of an event of default, as described in a Convertible Note, the Holder can enforce any and all of its rights and remedies provided in the Convertible Note or any other rights or remedies afforded by law.

THE FOREGOING DESCRIPTIONS OF THE EQUITY PURCHASE AGREEMENTS AND CONVERTIBLE NOTES DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE FORMS OF EQUITY PURCHASE AGREEMENTS AND CONVERTIBLE NOTES, WHICH ARE FILED AS EXHIBITS 10.8 THROUGH 10.11 TO THIS CURRENT REPORT ON FORM 8-K AND ARE INCORPORATED HEREIN BY REFERENCE.  DEFINED TERMS USED IN THE DESCRIPTIVE SECTIONS ABOVE IN THIS CURRENT REPORT SHALL HAVE THE MEANINGS PROVIDED IN THE EQUITY PURCHASE AGREEMENTS AND CONVERTIBLE NOTES, UNLESS SPECIFICALLY DEFINED OTHERWISE ABOVE IN THIS REPORT.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

As described in Item 1.01 of this Current Report, which is incorporated herein by reference, on July 21 and 25, 2016, the Company issued Convertible Notes to the Holders in transactions exempt from registration as provided by Section 4(a)(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). Each

Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the Securities Act. The sale of the Convertible Notes did not involve a public offering and was made without general solicitation or general advertising. Each of the Holders acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Neither the Convertible Notes nor the underlying shares of common stock issuable upon the conversion thereof have been registered under the Securities Act and none may be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements.

ITEM 5.03 – AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS

The Company, with the approval of its board of directors and stockholders of the Company holding a majority of its voting power acting by written consent, filed a Certificate of Amendment to the Company’s Articles of Incorporation (the “Amendment”) on August 3, 2016 with the Secretary of State of Nevada providing for an increase in the number of shares of common stock, par value $.001 per share, authorized to be issued by the Company from 100,000,000 shares to 950,000,000 shares.  The increase in our authorized common stock was effective August 3, 2016, upon filing the Amendment with the Nevada Secretary of State.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description of Exhibit

3.1(c)	Certificate of Amendment to Articles of Incorporation, filed August 3, 2016, with the Secretary of State of Nevada.

10.8	$33,333.34 Promissory Convertible Note issued July 21, 2016 to Old Main Capital, LLC.

10.9	Equity Purchase Agreement, dated as of July 21, 2016, between Old Main Capital, LLC and the Company.

10.10	$33,333.34 Promissory Convertible Note issued July 25, 2016 to River North Equity, LLC.

10.11	Equity Purchase Agreement, dated as of July 25, 2016, between River North Equity, LLC and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2016	EMS Find, INC.

	By:	/s/ Steve Rubakh
Steve Rubakh
President and Chief Executive Officer

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